Exhibit 99.2

HARVARD BIOSCIENCE

FOR IMMEDIATE RELEASE

CONTACTS:

Investor Information:

David Green

President

Harvard Bioscience, Inc.

Phone:  (508) 893-8999

Email:  dgreen@harvardbioscience.com

Genomic Solutions, a Harvard Bioscience company, to acquire GeneMachines

HOLLISTON, Mass., March 3, 2003 – Genomic Solutions Inc., a wholly-owned subsidiary of Harvard Bioscience, Inc. (NASDAQ: HBIO), announced today the signing of a definitive agreement to purchase substantially all of the assets of Genomic Instrumentation Services, Inc. d/b/a GeneMachines.  The transaction, which is subject to the approval of GeneMachines’ shareholders and other customary conditions, is expected to close in mid-March 2003. GeneMachines’ shareholders holding the requisite number of shares of GeneMachines necessary to approve the transaction have entered into an agreement to vote in favor of the transaction.  The purchase price for the GeneMachines assets is approximately $8.3 million in cash, subject to certain adjustments, plus the assumption of certain specified liabilities.  GeneMachines designs, develops, manufactures and distributes high throughput instrumentation for DNA and protein microarray production, nucleic acid sample preparation, and DNA synthesis.

HBIO management will host a conference call at 10:00 a.m. Eastern Time on Tuesday, March 4th.  On this call management will discuss the acquisition, fourth quarter and fiscal 2002 results, along with business highlights and the outlook for 2003.  In addition, management may answer questions concerning business and financial developments and trends, HBIO’s view on earnings forecasts, and other business and financial matters affecting HBIO.  Some responses to questions may contain information that has not been previously disclosed.  The conference call can be accessed in a “listen only” mode by dialing 877-313-7707.  The call will be simultaneously broadcast over the Internet and can be accessed through www.harvardbioscience.com by clicking on the Investor Relations button and then clicking on the web cast icon.  If you are unable to listen to the live conference call, the call will be archived for two weeks on the web site.

For further information, please contact Chane Graziano, CEO at 508-893-8999 or at cgraziano@harvardbioscience.com or Susan Luscinski, CFO at 508-893-8999 or at sluscinski@harvardbioscience.com.

About Harvard Bioscience, Inc.

Harvard Bioscience is a global developer, manufacturer and marketer of a broad range of specialized products, primarily scientific instruments, used to accelerate drug discovery research at pharmaceutical and biotechnology companies, universities and government laboratories worldwide. HBIO sells its products to thousands of researchers in 100 countries through its direct sales force, its 1,000 page catalog (and various other specialty catalogs), and through its distributors, including Amersham Biosciences and PerkinElmer. HBIO has sales and manufacturing operations in the United States, the United Kingdom, Germany, Austria and Belgium with sales facilities in Japan, France and Canada.  For more information please visit www.harvardbioscience.com

The statements made in this press release that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These

statements involve known and unknown risks, uncertainties and other factors that may cause HBIO’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about the expected closing date of the transaction with GeneMachines and HBIO’s plans, objectives and intentions contained in this press release that are not historical facts. In particular, there is a risk that the necessary conditions to closing the transaction may not be satisfied in time to meet the expected closing date. Other factors that may cause HBIO’s actual results to differ materially from those expressed or implied by the forward-looking statements include HBIO’s failure to successfully integrate the GeneMachines business, realize anticipated synergies, expand distribution of its product offerings, introduce new products or commercialize new technologies, and unanticipated costs relating to the acquisition, as well as other risk factors described in HBIO’s public filings. HBIO’s results may also be affected by factors of which HBIO is not currently aware. HBIO may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.